Exhibit 10.1

December 19, 2011

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greeley, Colorado 80634-9038

Subject: Participation by JBS USA Holdings, Inc. (“JBS USA”) in the rights offering of Pilgrim’s Pride Corporation (the “Company”).

Ladies and Gentlemen:

This letter agreement is delivered to you in connection with the rights offering to be conducted by the Company on terms previously approved by the Audit Committee of the Company’s Board of Directors, whereby each holder of common stock of the Company would receive a share purchase right for each share of common stock of the Company entitling the holder to purchase one share of common stock of the Company at a price of $4.50 per share (the “Rights Offering”). In connection with the Rights Offering, JBS USA agrees that it will fully exercise its basic and over-subscription rights with respect to all shares of common stock of the Company held by JBS USA as described in, and in accordance with the terms (including as subsequently amended with the consent of JBS USA) of, the prospectus included in the registration statement filed on Form S-3 on the date of this letter with the U.S. Securities and Exchange Commission registering the shares issued in connection with the Rights Offering. This letter agreement and the obligations of JBS USA hereunder will automatically be terminated without notice or action of any the Company if either the Rights Offering is canceled or terminated by the Company in accordance with such prospectus or the Rights Offering is not consummated on or prior to March 24, 2012.

This letter agreement will be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of laws. This letter agreement may be amended by a written instrument executed by each of the parties hereto. This letter agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[Signature page follows.]

The parties hereby execute this letter agreement effective as of the date first written above.

JBS USA HOLDINGS, INC.

By:	/s/ André Nogueira de Souza
Name: André Nogueira de Souza Title: Chief Financial Officer

ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE.

PILGRIM’S PRIDE CORPORATION

By:	/s/ Fabio Sandri
Name: Fabio Sandri Title: Chief Financial Officer